                                                                    EXHIBIT 99.5

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9


     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.



---------------------------------------------------------------
                                   GIVE THE NAME AND
                                   SOCIAL SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:          OF --
---------------------------------------------------------------
1.   Individual                    The individual
2.   Two or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, the first individual
                                   on the account(1)
3.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
4.   a. The usual revocable        The grantor-trustee(1)
        savings trust (grantor is
        also trustee)
     b. So-called trust account    The actual owner(1)
        that is not a legal or
        valid trust under state
        law
5.   Sole proprietorship or        The owner(3)
     single-owner LLC
 -------------------------------------------------------------------------------
                                               GIVE THE NAME AND EMPLOYER
                                               IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
6.         Sole proprietorship or              The owner(3)
           single-owner LLC
7.         A valid trust, estate, or pension   The legal entity(4)
           trust
8.         Corporate or LLC electing           The corporation
           corporate status on Form 8832
9.         Association, club, religious,       The organization
           charitable, educational or other
           tax-exempt organization
10.        Partnership or multi-member LLC     The partnership
11.        A broker or registered nominee      The broker or nominee
12.        Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a state or
           local government, district, school
           or prison) that receives
           agriculture program payments


--------------------------------------------------------------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER


If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for Internal Revenue Service Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number, or Form SS-4, Application for Employer Identification Number, to apply for an Employer Identification Number. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.


PAYEES EXEMPT FROM BACKUP WITHHOLDING


Payees specifically exempted from backup withholding include:



  - An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).


  - The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

  - An international organization or any agency or instrumentality thereof.

  - A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

  - A corporation.

  - A financial institution.

  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  - A real estate investment trust.

  - A common trust fund operated by a bank under Section 584(a).

  - An entity registered at all times during the tax year under the Investment Company Act of 1940.

  - A middleman known in the investment community as a nominee or custodian.

  - A futures commission merchant registered with the Commodity Futures Trading Commission.

  - A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

  - Payments to nonresident aliens subject to withholding under Section 1441.

  - Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

  - Payments of patronage dividends not paid in money.

  - Payments made by certain foreign organizations.

  - Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  - Payments described in Section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under Section 1451.

  - Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6046, 6049, 6050A and 6050N and the regulations thereunder.


EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, check the appropriate box for your status, check the "Exempt from Backup Withholding" box, sign and date the form and return it to the payer.



PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


PENALTIES


(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.



(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding you are subject to a $500 penalty.



(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.